Recovering Bro

An integrative health & fitness company using technology, comedy & info content to sell premium nutritional supplements.


RECOVERING BRO

Invest

$99 minimum investment

DEADLINE: April 3, 2023

in 2 months

SHARE PRICE

$0.99

TOTAL RAISED

$0

VALUATION

$7,920,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

THE BIRTH OF BRO

After 20 years of working with Joes, Pros, and CEOs, our Founder, Dr. D, realized his clients were all dealing with the same issues. But in trying to help them, he found few acceptable options in the nutritional supplement market. So he began making his own. The formulas he created became what is now Recovering Bro. And those clients he helped are now partners in Recovering Bro.

"People want self-care solutions without feeling like they're failing all the time. We built a community to connect people with knowledge & products to help them take control of their health and fitness and maybe have a laugh along the way. I'm proud of that... I'm proud of our self-care cult."

Dr. Dusten Nelson

Founder & CEO of Recovering Bro



RECOVERING BRO

What We Do

We design nutritional supplements that combine eastern herbs with modern nutrients to help people feel better from morning till night.

We Have Momentum!

Recovering Bro has revenue; our goal is to double our recurring revenue each quarter. This momentum provides a strong foundation from which success is being built.

Our Elite Team

When Dr. D began making formulas for his clients, a number of them were proven entrepreneurs and CEOs in the nutritional supplement space. They recognized the opportunity to share the products and information with a larger audience and positively impact people's lives. Today, some of those clients are partners in Recovering Bro.

TEAM

MEET THE BROS


OUR
ELITE TEAM
Management Team with 5 Successful Exits & 30+ Years in the Supplement Industry

OUR EXPERIENCED C-SUITE



DR. DUSTEN NELSON

CEO / CO-FOUNDER

In his 20-year career, Dr. D has used his knowledge of Eastern Medicine, nutrition, lifestyle strength & conditioning to support average Joe's, CEOs & high-level Pros. He's consulted with organizations, including the National Institute of Health, Ford Motor Co., Optimum Nutrition, and The Vitamin Shoppe and is an expert contributor for NBC, WGN, & Yahoo!



DAVID SUMMERS

CFO / CTO / CO-FOUNDER

David is a serial technology and finance founder with multiple successful transaction exits of $500M. In addition to his practical experience in startups, he brings a background in Electrical Engineering (BS) and Computer Engineering (BS) from BYU & an MBA from Northwestern.



JONATHAN THOMPSON

CO-FOUNDER

The current CEO of Nielsen Massey, former General Manager of The Isopure Company, and VP of Sales for supplement brands including; Optimum Nutrition, BSN, & ABB

JT brings 20+ years of experience as a C-Suite player in the Food and Supplement space with blue-chip brands.

PROBLEM

THE PROBLEM


SOLVING THE
TRUST ISSUE
With Brand Transparency,
Humorous Content &
Products that Deliver!

BROS FEEL LIKE censored

After 20 years of working with Joes, Pros, and CEOs, our Founder, Dr. D, realized his clients were all dealing with the same hot button health issues. It didn't matter if they got paid to run a company or run in the Olympics, clients were experiencing similar issues.


STRESSED
INSOMNIACS
BLOATED
WITH BRAIN FOG
ANXIØUS
AND MILD ENERGY DRINK ADDICTIONS

There weren't a lot of options on the market to help Dr. D start making his own products. He combined eastern herbs with modern nutrients to help them feel better and it worked!

Now some of those clients are his partners in RECOVERING BRO.

Filling the gap in the "wellness" market by making it "fun to feel better!" with products that combine herbs from ancient Chinese medicine with nutrients from modern functional medicine to help humans feel better from morning till night.

NO ONE'S HELPING THEM


WELLNESS
WOMEN
MEN
SPORTS NUTRITION
I'm here to help!
And fill that hole!
goop
XYMOGEN
LIFE EXTENSION
Metagenics
THORNE
CHARLOTTE'S WEB
Garden of Life
DOUGLAS LABORATORIES
OLLY
gaia HERBS
BULLETPROOF
Athletic Greens
ONNIT
NUGENIX
Amazing Grass
pure
ISOPURE
INNOSUPPS
ALPHA LION
STEEL
JOCKOFUEL
RAW
WARRIOR
bang ENERGY DRINK
RYSE
Dymatize
BULK NUTRITION
1UP NUTRITION
KION
ON
KM
SUPER HUMAN
JYM

THE SOLUTION


WHAT MAKES US DIFFERENT
We Combine Ancient Herbs & Modern Nutrients!
RECOVERING BRO
RECOVERING BRO
Innard Peace
Intestinal Support Formula
Nightcap


THE SOLUTION IS...
RECOVERING BRO!

We address these trust issues in the nutritional supplement industry by delivering consumers the support they crave in four categories:

- Hot Button Health Issues
- Brand Transparency
- Entertaining Experience
- Free Virtual Wellness

OUR APPROACH

Hot Button Health Issues

Consumers see support in a handful of areas. We provide the products and information to support the "hot button" issues driving consumer demand.

- Mental Clarity
- Energy
- Sleep & Stress
- Digestion
- Detoxification
- Immunity

Brand Transparency

We break down the walls and lower the consumer barrier to entry by exposing the inner workings of our brand, Recovering Bro. We offer transparent product labels with "golden ingredient" call-outs noting specific components that address consumers' issues. We also deliver authentic content in our original web series, Build-A-Bro, where we pull back the curtain and give consumers a glimpse into how Recovering Bro works to build the brand.

Entertaining Experience

Edutainment: Fitness should be fun! We deliver on this promise with our "edutainment" based content, delivering a combination of mission-driven health and fitness information.

Packaging: Recovering Bro packaging brings us back to the feeling we had as kids on a Saturday morning holding a cereal box. Complete with games, jokes, and a cartoon universe to inform and entertain the child in us all. Yet another way we deliver "edutainment" is to help our consumers feel better from morning till night.

Flavor! Like that childhood cereal experience, Recovering Bro delivers nutrients in flavor-packed powders that round out the experience and keep consumers coming back for more.

Free Virtual Wellness

Consumer demands are moving beyond the products themselves. Consumers are beginning to demand CPG companies act as community builders to improve the lives of those in the communities. We offer health and fitness information, traditionally accessible only to the elite few, and give it to the masses to build trust in our community with free virtual wellness.

Our mission is to return the people's medicine back to the people by teaching our community how they can help themselves with diets, exercise, and lifestyle tips supported by our comprehensive line of self-care products.

BUSINESS MODEL

BUSINESS MODEL

Products

Our Recovering Bro supplements address consumers' foremost health and wellness issues by delivering premium nutrients with great-tasting flavors in entertaining packaging. We currently feature 19 SKUs. Our products carry an MSRP between $35 and $49, with an average order value of $131.75.

We are seeing the successful results of offering products designed to help with global health and wellness issues and free elite information, formerly only available to those with money and celebrity. We have successfully shown brand viability through online sales and our first brick-and-mortar specialty retail avenue, with plans to continue growing via national retailers and the military into 2023.


RECOVERING BRO
Nightcap
VEIN-O
Innard Peace
BIG PLANT ENERGY
Pool Boy
BODY BATTERIES



Phase 1: Online Sales

We have successfully shown brand viability through online sales channels. Access to capital is needed to build reach, improve brand awareness, and leverage our high-recurring customer rate.

Phase 2: Specialty Retail

Phase 2 of our sales program includes the addition of our first brick-and-mortar retail partnership. As we bolster revenue and brand awareness in the specialty sports nutrition, grocery, and military sectors, we are primed for our expansion into national retail partnerships.


RECOVERING BRO
Nightcap™ is like a bubble bath for your brain!
Nightcap
Nightcap
Nightcap



Phase 3: National Retail

Our successful expansion into national retail partnerships requires the ability to convert brand awareness and consumer demand at scale. This requires strong retail and distribution partnerships and access to capital to support national sales and marketing campaigns.

MARKET

MARKET INFO

- US Nutritional Supplement Market Annual Revenue: **+50B**
- Growth Rate: **+5.6%** year over year (2021-2028)
- US Adult Consumers: **+150M** (69% Male / 77% Female)
- Age Demographics: **18-24** (69%) **35-55** (74%) **+56%** (81%)

SUCCESS TO DATE

WHAT WE'VE DONE

- A **19-SKU** Product Line
- Average Order Value (AOV) **$131.75**
- Repeat Customer Rate (RCR) **69.97%**
- Client Acquisition Cost (CAC) **$203.01**

WE ALSO CREATED

- The **Recovering Bro App** (Android / iOS / Webapp)
- Website & Online Store: **RecoveringBro.com**
- 2 Original Webseries: **Brosé** & **Buld-A-Bro**
- **20K** Social Media Followers with several **Viral Posts**

CURRENT REVENUE



$50K
$40K
$30K
$20K
$10K
$0
Q2 - 2021
Q3 - 2021
Q4 - 2021
Q1 - 2022
Q2 - 2022
Q3 - 2022
GOAL
NEW DIRECT REVENUE
POs
RECURRING DIRECT REVENUE

NEXT STEPS

NEXT STEPS

Access to Capital

With an Average Order Value (AOV) of $131.75, a Recurring Customer Rate (RCR) of 69.97%, and a Client Acquisition Cost of $203.01, we believe product sales are poised for exponential growth. This is provided Recovering Bro can secure access to the capital necessary to support marketing, advertising, and innovation efforts.

USE OF PROCEEDS

If the offering's maximum amount of $1,000,000 is raised:

Use	Value	% of Proceeds
Advertising	$201,000	20.1%
Marketing & Sales	$350,000	35.0%
Inventory	$100,000	10.0%
Payroll	$300,000	30.0%
Intermediary fees	$49,000	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Recovering Bro Inc.. This offering must raise at least $10,000 by April 3, 2023 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Recovering Bro may issue additional securities to raise up to $1,000,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

9,010,101 shares
× $0.99 per share

$8,920,000 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website

UPDATES

Feb 1, 2023 • Primary offering of 1,010,101 shares at $0.99

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